SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: March 9, 2004

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)


      Nevada                       0-26321                      98-0204105
(State or other jurisdiction    (Commission                    (IRS Employer
 of incorporation)              File Number)                 Identification No.)


    14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado 80112
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 483-0044















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    Item 2. Acquisition or Disposition of Assets

     On March 9, 2004, Gasco Energy, Inc. (the "Company") acquired working interests and gathering system assets from an unrelated partner in the Company's Riverbend exploitation area in Utah. The purchase price was $3,175,000 and was paid from cash on hand. The effective date of the transaction is January 1, 2004 and the Company will become the operator of the acquired properties and assets. Associated with the acquisition are current gross and net daily production of approximately 1,000 Mcf and 650 Mcf, respectively. Proved reserves are estimated to be 6.5 Bcfe of which 16% are developed and producing. Net leasehold totaling 13,062 acres is also included in the acquisition. Already familiar with the acquired producing properties, the Company's engineers are designing completions for potentially productive behind-pipe zones. The Company forecasts these efforts will add new production during 2004's second quarter. Pursuant to an existing contract, an unrelated third party has the right to purchase 25% of the acquired properties at the acquisition price within 30 days of the acquisition.


    Item 7.       Financial Statements and Exhibits

         (a) Audited Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2003 (to be filed on
                   Form 8-K/A prior to April 19, 2004).

         (b) Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003 (to be filed on Form 8-K/A prior to April 19, 2004).

         (c)      Exhibits:

                  Regulation
                  S-K Number                      Document

                     2.1 Purchase and Sale Agreement between ConocoPhillips Company and Gasco Energy, Inc. Riverbend Field, Uintah and Duchesne Counties, Utah, Effective January 1, 2004





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GASCO ENERGY, INC.


March 16, 2004                                  By:  /s/ W. King Grant
                                                     -------------------------
                                                     W. King Grant
                                                     Chief Financial Officer